United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2021

Date of Report (Date of earliest event reported)

International Media Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40687	86-1627460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1604 US Highway 130 North Brunswick, NJ	08902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 960-3677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMAQ	The Nasdaq Stock Market LLC
Warrants	IMAQW	The Nasdaq Stock Market LLC
Rights	IMAQR	The Nasdaq Stock Market LLC
Units	IMAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 28, 2021, the registration statement (File No. 333-255106) (the “Registration Statement”) relating to the initial public offering (“IPO”) of International Media Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	Underwriting Agreement, dated July 28, 2021, by and between the Company and Chardan Capital Markets, LLC;

●	Rights Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	Warrant Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated July 28, 2021, by and between the Company and each of the Company’s officers, directors and initial stockholders;

●	Investment Management Trust Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	Stock Escrow Agreement, dated July 28, 2021, by and among the Company, Continental Stock Transfer & Trust Company and the initial stockholders of the Company;

●	Registration Rights Agreement, dated July 28, 2021, by and among the Company and the initial stockholders of the Company;

●	Subscription Agreement, dated July 28, 2021, by and between the Company and Content Creation Media LLC;

●	Indemnity Agreements, dated July 28, 2021, by and between the Company and each of the directors and officers of the Company; and

●	Administrative Services Agreement, dated July 28, 2021, by and between the Company and Content Creation Media LLC.

On August 2, 2021, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), one right (“Right”) to receive one-twentieth (1/20) of one share of Common Stock upon the consummation of an initial business combination and one redeemable warrant (“Warrant”) entitling the holder thereof to purchase three-fourths (3/4) of one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000.

As of August 2, 2021, a total of $200,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of August 2, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Content Creation Media LLC (the “sponsor”) of 714,400 units (the “Private Units”), generating total proceeds of $7,144,000.

The Private Units are identical to the Units sold in the IPO, except that the warrants underlying the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the sponsor or its permitted transferees. Additionally, the sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after the completion of the Company’s initial business combination. The sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2021, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 28, 2021, by and between the Company and Chardan Capital Markets, LLC

3.1	Amended and Restated Certificate of Incorporation

4.1	Rights Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company

4.2	Warrant Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company

10.1	Letter Agreements, dated July 28, 2021, by and between the Company and each of the Company’s officers, directors and initial stockholders

10.2	Investment Management Trust Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company

10.3	Stock Escrow Agreement, dated July 28, 2021, by and among the Company, Continental Stock Transfer & Trust Company and the initial stockholders of the Company

10.4	Registration Rights Agreement, dated July 28, 2021, by and among the Company and the initial stockholders of the Company

10.5	Subscription Agreement, dated July 28, 2021, by and between the Company and Content Creation Media LLC

10.6	Indemnity Agreements, dated July 28, 2021, by and between the Company and each of the directors and officers of the Company

10.7	Administrative Services Agreement, dated July 28, 2021, by and between the Company and Content Creation Media LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2021

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

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